Exhibit 31.4
CFO CERTIFICATION PURSUANT TO SECTION 302
OF THE SARBANES-OXLEY ACT OF 2002
I, Samuel K. Cotterell, certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q of Boise Inc. and BZ Intermediate Holdings LLC; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: October 24, 2011

/s/ SAMUEL K. COTTERELL	/s/ SAMUEL K. COTTERELL
Samuel K. Cotterell Chief Financial Officer Boise Inc.	Samuel K. Cotterell Chief Financial Officer BZ Intermediate Holdings LLC